EXHIBIT 99.1

News Release	Devon Energy Corporation 20 North Broadway Oklahoma City, OK 73102-8260

Investor Contact	Zack Hager	405 552 4526
Media Contact	Chip Minty	405 228 8647
DEVON ENERGY’S SECOND-QUARTER 2008 NET EARNINGS INCREASE 44 PERCENT TO $1.3 BILLION
OKLAHOMA CITY — August 6, 2008 — Devon Energy Corporation (NYSE:DVN) today reported net earnings for the quarter ended June 30, 2008, of $1.3 billion, or $2.91 per common share ($2.88 per diluted common share). This is a 44 percent increase compared with Devon’s second-quarter 2007 net earnings of $904 million, or $2.02 per common share ($2.00 per diluted common share).
For the six months ended June 30, 2008, Devon reported net earnings of $2.1 billion, or $4.59 per common share ($4.55 per diluted common share). This compares with net earnings for the six months ended June 30, 2007, of $1.6 billion, or $3.48 per common share ($3.44 per diluted common share).
Earnings $3.39 per Share Excluding Items Not Estimated by Analysts
Second-quarter 2008 reported net earnings of $1.3 billion were affected by certain items securities analysts typically exclude from their published estimates. Excluding these adjusting items, Devon earned $1.5 billion or $3.39 per diluted common share.
The most significant of the adjusting items impacting continuing operations was a non-cash, unrealized loss on oil and natural gas derivative instruments of $912 million pre-tax ($584 million after tax). Also impacting continuing operations was $312 million of income tax expense attributable to the repatriation of cash from outside the United States and to a related income tax policy election.
The most significant adjusting item impacting discontinued operations was a $736 million pre-tax gain ($647 million after tax) on divestitures of assets in Africa. These and other adjusting items are discussed in more detail later in this news release.
Oil and Gas Sales Increase by 65 Percent
Sales of oil, natural gas and natural gas liquids from continuing operations increased 65 percent to $4 billion in the second quarter of 2008. The combined effects of increased oil and gas production and higher oil, natural gas and natural gas liquids prices led to the increase in sales.
Combined oil, natural gas and natural gas liquids production from continuing operations reached 58.5 million oil-equivalent barrels (Boe) in the second quarter of 2008. This was a four percent increase compared with the second quarter of 2007. The company produced 643 thousand Boe per day in the second quarter of 2008. This compares with production of 618 thousand Boe per day in the second quarter of 2007 and 640 thousand Boe per day in the first quarter of 2008. Devon has increased oil and natural gas production from retained properties for nine consecutive quarters.
U.S. Onshore and Canadian Operations Lead Quarterly Highlights
Devon drilled 494 wells in the second quarter of 2008, with an overall success rate of 98 percent. Following are recent operating highlights:

•	Devon’s second-quarter net exit-rate production from the Barnett Shale field in north Texas reached almost 1.1 billion cubic feet of natural gas equivalent per day. Devon is the largest producer in the field and brought 189 new Barnett Shale wells on line in the second quarter of 2008.

•	Devon plans to drill more than 650 wells in the Barnett Shale in 2008 and has set a net production target of 1.2 billion cubic feet of natural gas equivalent per day by year-end.

•	In east Texas and northwest Louisiana, Devon added to its lease position in the Haynesville Shale play, bringing its total Haynesville lease holdings to 483,000 net acres.

•	In the Groesbeck area in east Texas, Devon commenced production from three high-rate gas wells in the second quarter. Devon has 100-percent working interests in all three wells, with initial production rates averaging 16.2 million cubic feet of natural gas per day from each well.

•	The company drilled two long-lateral horizontal wells in the Woodford Shale in Coal County, Oklahoma, in the second quarter with excellent results. Initial production rates from the two wells were 7.1 million and 6.7 million cubic feet of natural gas per day. Devon’s working interests in the two wells are 66 percent and 73 percent, respectively.

•	In Canada, Devon’s wholly-owned Jackfish oil sands project reached a cumulative production milestone of one million barrels of oil in the second quarter of 2008. Second-quarter exit-rate production was about 14,500 barrels per day. Production is expected to reach plant capacity of 35,000 barrels per day in the first half of 2009.

•	Also in Canada in the second quarter, Devon increased its lease position in the Horn River Shale play in British Columbia to more than 100,000 net acres. The company is now planning its upcoming winter drilling program for the Horn River area.
African Divestitures Substantially Complete
Devon has now completed substantially all of its planned divestitures in Africa. In May, the company closed the $205.5 million sale of its assets in Gabon. In June, Devon closed the $2.2 billion sale of its assets in Equatorial Guinea. In aggregate, the sale prices of the combined African divestures exceeded $3 billion before taxes. The company expects to close the remaining approximately $250 million in transactions later in 2008.
In accordance with U.S. accounting standards, Devon has classified the assets, liabilities and results of its operations in Africa as discontinued operations for all accounting periods presented in this release. Included with this release is a table of revenues, expenses and production categories and amounts reclassified as discontinued operations for each period presented.
Marketing and Midstream Profit Rises with Product Prices
Marketing and midstream operating profit increased 71 percent to $204 million in the second quarter of 2008. For comparison, marketing and midstream operating profit was $119 million in the second quarter of 2007. The increase was attributable to higher throughput and higher natural gas and natural gas liquids prices.
Expenses Track Increased Production and Activity Levels
Expenses in most categories were generally in line with expectations in the second quarter of 2008. However, second-quarter general and administrative expenses (G&A) exceeded previous estimates at $180 million. This compares with $113 million in the second quarter of 2007. Higher employee-related costs were the largest contributor to the year-over-year increase. In addition, $27 million of the increase was a one-time charge attributable to a change in the company’s vesting policy for stock grants. Devon believes this modified benefits policy better reflects industry practices. Devon has also increased the size of its workforce to support expanding levels of investment in long cycle-time exploration and development projects.
Interest expense decreased in the second quarter of 2008 to $90 million, compared with interest expense of $107 million in the second quarter of 2007. The decrease reflects a decline in outstanding debt as the company repaid all of its commercial paper and credit facility balances during the second quarter of 2008.

Repatriation of International Cash Increases Current Income Tax Rate
Current income tax expense on earnings from continuing operations was $414 million in the second quarter of 2008. This amount included $295 million of U.S. income tax attributable to the repatriation of cash from outside the United States and related income tax policy elections. During the second quarter, the proceeds from Devon’s African divestitures combined with cash repatriated from foreign subsidiaries totaled approximately $3 billion.
Record Cash Flow and Debt Repayments Further Strengthen Balance Sheet
Cash flow before balance sheet changes reached a record $2.7 billion in the second quarter of 2008. This was a 48 percent increase compared with the second quarter of 2007. The company funded capital expenditures of $2 billion, including $1.7 billion of exploration and development capital, in the quarter. This resulted in free cash flow of approximately $700 million during the second quarter.
In addition to free cash flow of $700 million, Devon also received $2.4 billion of pre-tax proceeds from its African divestitures in the second quarter. Utilizing free cash flow, proceeds of the divestitures and cash on hand, the company deployed $2.6 billion to retire commercial paper and other short-term borrowings and to repurchase over two million shares of its common stock. In the first seven months of 2008, Devon repurchased 5.7 million shares of its common stock at a cost of $590 million.
Devon also redeemed its $150 million 6.49 percent Series A Cumulative Preferred Stock in the second quarter. Cash and short-term investments were $1.8 billion at June 30, 2008.
Net debt as a percentage of adjusted capitalization decreased to 11 percent at June 30, 2008. Reconciliations of cash flow before balance sheet changes, free cash flow, net debt and adjusted capitalization, which are non-GAAP measures, are provided in this release.
Accounting for Derivative Instruments
Devon accounts for derivative instruments using mark-to-market accounting. As a result, for each reporting period the company recognizes in earnings the unrealized changes in the fair values of its derivative instruments. A second-quarter unrealized loss on derivative instruments was the result of rising oil and natural gas prices during the quarter. The company could record unrealized gains or losses on oil and natural gas derivative instruments in subsequent quarters depending upon the direction of commodity prices.
Items Excluded from Published Earnings Estimates
Devon’s reported net earnings include items of income and expense that are typically excluded by securities analysts in their published estimates of the company’s financial results. These items and their effects upon reported earnings for the second quarter of 2008 were as follows:
Items affecting continuing operations-
•	A change in fair value of non-oil and gas derivative financial instruments increased second-quarter earnings by $40 million pre-tax ($25 million after tax).
•	An unrealized loss on oil and natural gas derivative financial instruments decreased second-quarter earnings by $912 million pre-tax ($584 million after tax).
•	Income tax expense related to the repatriation of cash from outside the United States and a related change in an income tax election decreased second-quarter after-tax earnings by $312 million.
•	A modification to the company’s stock compensation vesting policy decreased second-quarter earnings by $27 million pre-tax ($17 million after tax).
Items affecting discontinued operations-
•	Divestitures of assets in Africa resulted in a second-quarter 2008 gain of $736 million pre-tax ($647 million after tax).
•	The decisions to exit Africa generated other financial benefits that increased second-quarter earnings by $21 million pre-tax ($11 million after tax).

The following tables summarize the effects of these items on second-quarter earnings and income taxes.
Summary of Items Typically Excluded by Securities Analysts (in millions)
Quarter Ended June 30, 2008

Continuing Operations	Pre-tax				After tax	Cash Flow Before
	Earnings	Income Tax Effect			Earnings	Balance Sheet
	Effect	Current	Deferred	Total	Effect	Changes Effect
Change in fair value of non-oil and gas derivative instruments	$40	—	15	15	25	—
Unrealized loss on oil and gas derivative financial instruments	(912)	—	(328)	(328)	(584)	—
Taxes on repatriation and tax policy elections	—	295	17	312	(312)	(295)
Stock compensation vesting	(27)	—	(10)	(10)	(17)	—

Totals	$(899)	295	(306)	(11)	(888)	(295)

Discontinued Operations	Pre-tax				After tax	Cash Flow Before
	Earnings	Income Tax Effect			Earnings	Balance Sheet
	Effect	Current	Deferred	Total	Effect	Changes Effect
Gain on sale of West African assets	736	518	(429)	89	647	—
Financial benefits of decision to exit Africa	21	—	10	10	11	—

Totals	$757	518	(419)	99	658	—

In aggregate, these items decreased second-quarter 2008 net earnings by $230 million, or 52 cents per common share (51 cents per diluted share). These items and their associated tax effects decreased second-quarter 2008 cash flow before balance sheet changes by $295 million.
Conference Call to be Webcast Today
Devon will discuss its second-quarter 2008 financial and operating results in a conference call webcast today. The webcast will begin at 10 a.m. Central Time (11 a.m. Eastern Time). The webcast may be accessed from Devon’s internet home page at www.devonenergy.com.
This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements are those concerning strategic plans, expectations and objectives for future operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.
The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. This release may contain certain terms, such as resource potential, reserve potential, probable reserves, possible reserves and exploration target size. The SEC guidelines strictly prohibit us from including these terms in filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K, File No. 001-32318, available from us at Devon Energy Corporation, Attn. Investor Relations, 20 North Broadway, Oklahoma City, OK 73102. You can also obtain this form from the SEC by calling 1-800-SEC-0330.
Devon Energy Corporation is an Oklahoma City-based independent energy company engaged in oil and gas exploration and production. Devon is the largest U.S.-based independent oil and gas producer and is included in the S&P 500 Index. For more information about Devon, please visit our website at www.devonenergy.com.

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION

PRODUCTION (net of royalties)	Quarter Ended		Six Months Ended
Excludes discontinued operations	June 30,		June 30,
	2008	2007	2008	2007

Total Period Production

Natural Gas (Bcf)
U.S. Onshore	162.3	135.9	314.8	263.6
U.S. Offshore	14.2	18.9	32.5	37.5

Total U.S.	176.5	154.8	347.3	301.1
Canada	53.0	57.0	104.7	112.3
International	0.4	0.5	1.0	0.8

Total Natural Gas	229.9	212.3	453.0	414.2

Oil (MMBbls)
U.S. Onshore	2.8	2.9	5.7	5.7
U.S. Offshore	1.8	2.0	3.6	3.7

Total U.S.	4.6	4.9	9.3	9.4
Canada	5.3	4.0	9.9	7.5
International	3.3	5.5	8.1	10.8

Total Oil	13.2	14.4	27.3	27.7

Natural Gas Liquids (MMBbls)
U.S. Onshore	5.8	5.1	11.6	9.9
U.S. Offshore	0.2	0.2	0.4	0.3

Total U.S.	6.0	5.3	12.0	10.2
Canada	1.0	1.1	1.9	2.2
International	—	—	—	—

Total Natural Gas Liquids	7.0	6.4	13.9	12.4

Oil Equivalent (MMBoe)
U.S. Onshore	35.7	30.7	69.7	59.5
U.S. Offshore	4.4	5.3	9.4	10.3

Total U.S.	40.1	36.0	79.1	69.8
Canada	15.1	14.6	29.4	28.4
International	3.3	5.6	8.3	10.9

Total Oil Equivalent	58.5	56.2	116.8	109.1

Average Daily Production

Natural Gas (MMcf)
U.S. Onshore	1,783.0	1,493.7	1,729.7	1,456.3
U.S. Offshore	156.1	207.6	178.7	207.0

Total U.S.	1,939.1	1,701.3	1,908.4	1,663.3
Canada	582.6	626.2	575.0	620.7
International	4.8	5.6	5.4	4.3

Total Natural Gas	2,526.5	2,333.1	2,488.8	2,288.3

Oil (MBbls)
U.S. Onshore	30.9	31.5	31.0	31.1
U.S. Offshore	19.9	22.0	19.9	20.5

Total U.S.	50.8	53.5	50.9	51.6
Canada	58.0	44.0	54.7	41.5
International	35.8	60.9	44.6	59.8

Total Oil	144.6	158.4	150.2	152.9

Natural Gas Liquids (MBbls)
U.S. Onshore	64.1	56.4	63.7	54.8
U.S. Offshore	2.1	2.2	2.0	1.8

Total U.S.	66.2	58.6	65.7	56.6
Canada	10.7	11.7	10.8	12.0
International	—	—	—	—

Total Natural Gas Liquids	76.9	70.3	76.5	68.6

Oil Equivalent (MBoe)
U.S. Onshore	392.2	336.9	382.9	328.7
U.S. Offshore	48.0	58.8	51.7	56.8

Total U.S.	440.2	395.7	434.6	385.5
Canada	165.8	160.1	161.3	157.0
International	36.6	61.8	45.6	60.5

Total Oil Equivalent	642.6	617.6	641.5	603.0

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION

BENCHMARK PRICES	Quarter Ended		Six Months Ended
(average prices)	June 30,		June 30,
	2008	2007	2008	2007
Natural Gas ($/Mcf) — Henry Hub	$10.94	$7.55	$9.49	$7.16
Oil ($/Bbl) — West Texas Intermediate (Cushing)	$124.28	$65.08	$110.98	$61.71

REALIZED PRICES
(Excludes the effects of unrealized gains and losses from hedging)

Quarter Ended June 30, 2008	Oil	Gas	NGLs	Total
	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$120.69	$9.40	$50.56	$60.51
U.S. Offshore	$125.24	$11.43	$53.63	$91.38
Total U.S.	$122.47	$9.56	$50.66	$63.88
Canada	$94.35	$9.76	$75.10	$72.14
International	$119.87	$11.00	$—	$118.70

Realized price without hedges	$110.56	$9.61	$54.08	$69.14
Cash settlements	$(0.01)	$(1.32)	$—	$(5.18)

Realized price, including cash settlements	$110.55	$8.29	$54.08	$63.96

Quarter Ended June 30, 2007	Oil	Gas	NGLs	Total
	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$60.82	$6.14	$33.35	$38.52
U.S. Offshore	$65.35	$7.82	$31.14	$53.24
Total U.S.	$62.68	$6.35	$33.26	$40.71
Canada	$46.32	$6.66	$43.82	$41.99
International	$67.57	$6.19	$—	$67.11

Realized price without hedges	$60.01	$6.43	$35.03	$43.68
Cash settlements	$—	$0.03	$—	$0.10

Realized price, including cash settlements	$60.01	$6.46	$35.03	$43.78

Six Months Ended June 30, 2008	Oil	Gas	NGLs	Total
	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$107.15	$8.26	$47.65	$53.91
U.S. Offshore	$112.07	$9.94	$51.77	$79.52
Total U.S.	$109.08	$8.42	$47.78	$56.95
Canada	$84.16	$8.66	$68.86	$64.01
International	$105.63	$9.56	$—	$104.68

Realized price without hedges	$98.98	$8.48	$50.76	$62.12
Cash settlements	$—	$(0.69)	$—	$(2.67)

Realized price, including cash settlements	$98.98	$7.79	$50.76	$59.45

Six Months Ended June 30, 2007	Oil	Gas	NGLs	Total
	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$56.02	$6.04	$30.54	$37.15
U.S. Offshore	$60.16	$7.51	$30.52	$50.05
Total U.S.	$57.67	$6.22	$30.54	$39.05
Canada	$45.01	$6.55	$40.37	$40.88
International	$62.76	$5.16	$—	$62.39

Realized price without hedges	$56.22	$6.31	$32.26	$41.87
Cash settlements	$—	$0.04	$—	$0.16

Realized price, including cash settlements	$56.22	$6.35	$32.26	$42.03

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED STATEMENTS OF OPERATIONS	Quarter Ended		Six Months Ended
(in millions, except per share amounts)	June 30,		June 30,
	2008	2007	2008	2007

Revenues

Oil sales	$1,455	$865	$2,705	$1,556
Gas sales	2,210	1,366	3,840	2,612
NGL sales	379	224	707	401
Net (loss) gain on oil and gas derivative financial instruments	(1,215)	14	(2,003)	(6)
Marketing and midstream revenues	719	460	1,274	839

Total revenues	3,548	2,929	6,523	5,402

Expenses and other income, net

Lease operating expenses	537	439	1,043	869
Production taxes	176	90	310	170
Marketing and midstream operating costs and expenses	515	341	897	611
Depreciation, depletion and amortization of oil and gas properties	762	645	1,499	1,232
Depreciation and amortization of non-oil and gas properties	62	49	119	95
Accretion of asset retirement obligation	22	18	44	36
General and administrative expenses	180	113	328	232
Interest expense	90	107	192	217
Change in fair value of non-oil and gas derivative financial instruments	(40)	(10)	(24)	(9)
Other income, net	(17)	(17)	(38)	(43)

Total expenses and other income, net	2,287	1,775	4,370	3,410

Earnings from continuing operations before income tax expense	1,261	1,154	2,153	1,992

Income tax expense

Current	414	174	517	363
Deferred	253	156	391	231

Total income tax expense	667	330	908	594

Earnings from continuing operations	594	824	1,245	1,398

Discontinued operations

Earnings from discontinued operations before income tax expense	851	128	1,040	265
Income tax expense	144	48	235	108

Earnings from discontinuing operations	707	80	805	157

Net earnings	1,301	904	2,050	1,555
Preferred stock dividends	3	3	5	5

Net earnings applicable to common stockholders	$1,298	$901	$2,045	$1,550

Basic net earnings per share
Earnings from continuing operations	$1.33	$1.84	$2.79	$3.13
Earnings from discontinued operations	$1.58	$0.18	$1.80	$0.35

Net earnings	$2.91	$2.02	$4.59	$3.48

Diluted net earnings per share
Earnings from continuing operations	$1.31	$1.82	$2.76	$3.09
Earnings from discontinued operations	$1.57	$0.18	$1.79	$0.35

Net earnings	$2.88	$2.00	$4.55	$3.44

Weighted average common shares outstanding
Basic	446	446	445	445
Diluted	450	450	450	450

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED BALANCE SHEETS

(in millions)	June 30,	December 31,
	2008	2007
Assets		(Audited)

Current assets

Cash and cash equivalents	$1,837	$1,364
Short-term investments, at fair value	1	372
Accounts receivable	2,460	1,779
Deferred income taxes	775	44
Current assets held for sale	105	120
Other current assets	255	235

Total current assets	5,433	3,914

Property and equipment, at cost, based on the full cost method of accounting for oil and gas properties ($3,741 and $3,417 excluded from amortization in 2008 and 2007, respectively)	51,953	48,473
Less accumulated depreciation, depletion and amortization	21,769	20,394

Net property and equipment	30,184	28,079

Investment in Chevron Corporation common stock, at fair value	1,406	1,324
Goodwill	6,081	6,172
Long-term assets held for sale	84	1,512
Other long-term assets, including $126 million at fair value in 2008	592	455

Total Assets	$43,780	$41,456

Liabilities and Stockholders’ Equity

Current liabilities

Accounts payable — trade	$1,525	$1,360
Revenues and royalties due to others	966	578
Income taxes payable	306	97
Debentures exchangeable into shares of Chevron Corporation common stock	621	—
Other short-term debt	—	1,004
Derivative financial instruments, at fair value	2,125	—
Current portion of asset retirement obligation, at fair value	63	82
Current liabilities associated with assets held for sale	16	145
Accrued expenses and other current liabilities	410	391

Total current liabilities	6,032	3,657

Debentures exchangeable into shares of Chevron Corporation common stock	—	641
Other long-term debt	4,829	6,283
Derivative financial instruments, at fair value	83	488
Asset retirement obligation, at fair value	1,430	1,236
Long-term liabilities associated with assets held for sale	24	404
Other long-term liabilities	905	699
Deferred income taxes	7,044	6,042

Stockholders’ equity

Preferred stock	—	1
Common stock	44	44
Additional paid-in capital	6,591	6,743
Retained earnings	14,717	12,813
Accumulated other comprehensive income	2,131	2,405
Treasury stock	(50)	—

Total Stockholders’ Equity	23,433	22,006

Total Liabilities and Stockholders’ Equity	$43,780	$41,456

Common Shares Outstanding	445	444

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)	Six Months Ended June 30,
	2008	2007

Cash Flows From Operating Activities

Net earnings	$2,050	$1,555
Earnings from discontinued operations, net of tax	(805)	(157)
Adjustments to reconcile net earnings from continuing operations to net cash provided by operating activities:
Depreciation, depletion and amortization	1,618	1,327
Deferred income tax expense	391	231
Net unrealized loss on oil and gas derivative financial instruments	1,692	23
Other noncash charges	122	71
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(604)	32
Other current assets	(44)	(27)
Other long-term assets	(40)	(46)
Increase (decrease) in:
Accounts payable	120	64
Revenues and royalties due to others	348	(17)
Income taxes payable	136	178
Other current liabilities	(99)	(96)
Other long-term liabilities	181	14

Cash provided by operating activities — continuing operations	5,066	3,152
Cash provided by operating activities — discontinued operations	120	197

Net cash provided by operating activities	5,186	3,349

Cash Flows From Investing Activities

Proceeds from sales of property and equipment	108	37
Capital expenditures	(3,867)	(2,990)
Purchases of short-term investments	(50)	(589)
Redemptions of short-term and long-term investments	295	848

Cash used in investing activities — continuing operations	(3,514)	(2,694)
Cash used in investing activities — discontinued operations	1,709	(115)

Net cash used in investing activities	(1,805)	(2,809)

Cash Flows From Financing Activities

Credit facility repayments	(3,070)	—
Credit facility borrowings	1,620	—
Net commercial paper repayments	(1,004)	(183)
Principal payments on debt	(47)	—
Preferred stock redemption	(150)	—
Proceeds from stock options exercises	104	60
Repurchases of common stock	(252)	(10)
Dividends paid on common and preferred stock	(146)	(129)
Excess tax benefits related to share-based compensation	55	17

Net cash used in financing activities	(2,890)	(245)

Effect of exchange rate changes on cash	(19)	16

Net increase in cash and cash equivalents	472	311
Cash and cash equivalents at beginning of period (including assets held for sale)	1,373	756

Cash and cash equivalents at end of period (including assets held for sale)	$1,845	$1,067

Supplementary cash flow data:
Interest paid (net of capitalized interest)	$189	$202
Income taxes paid — continuing and discontinued operations	$826	$159

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION

DRILLING ACTIVITY	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Exploration Wells Drilled

U.S.	8	5	17	27
Canada	7	9	58	64
International	1	—	7	1

Total	16	14	82	92

Exploration Wells Success Rate

U.S.	88%	100%	71%	81%
Canada	86%	67%	95%	95%
International	0%	—	0%	0%

Total	81%	91%	82%	90%

Development Wells Drilled

U.S.	405	360	777	624
Canada	61	54	259	306
International	12	6	22	9

Total	478	420	1,058	939

Development Wells Success Rate

U.S.	98%	98%	98%	98%
Canada	100%	100%	100%	100%
International	92%	100%	91%	100%

Total	98%	99%	98%	99%

Total Wells Drilled

U.S.	413	365	794	651
Canada	68	63	317	370
International	13	6	29	10

Total	494	434	1,140	1,031

Total Wells Success Rate

U.S.	98%	98%	98%	98%
Canada	99%	95%	99%	99%
International	85%	100%	69%	90%

Total	98%	98%	97%	98%

COMPANY OPERATED RIGS

	June 30,
	2008	2007

Number of Company Operated Rigs Running

U.S.	79	77
Canada	12	10
International	1	1

Total	92	88

CAPITAL EXPENDITURES (in millions)
Quarter Ended June 30, 2008

	U.S. Onshore	U.S. Offshore	Canada	International	Total

Capital Expenditures

Exploration	$128	259	52	71	$510
Development	956	112	101	56	1,225

Exploration and development capital	$1,084	371	153	127	$1,735
Capitalized G&A					100
Capitalized interest					22
Discontinued operations					9
Midstream capital					99
Other capital					30

Total Capital Expenditures					$1,995

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CAPITAL EXPENDITURES (in millions)
Six Months Ended June 30, 2008

	U.S. Onshore	U.S. Offshore	Canada	International	Total

Capital Expenditures

Exploration	$181	404	183	142	$910
Development	1,821	200	433	115	2,569

Exploration and development capital	$2,002	604	616	257	$3,479
Capitalized G&A					199
Capitalized interest					42
Discontinued operations					23
Midstream capital					198
Other capital					46

Total Capital Expenditures					$3,987

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION

PRODUCTION FROM DISCONTINUED OPERATIONS	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Total Period Production

Oil (MMBbls)	1.1	3.2	3.2	6.3
Natural Gas (Bcf)	1.1	1.2	2.2	2.6

Total Oil Equivalent (MMBoe)	1.3	3.4	3.6	6.7

STATEMENTS OF DISCONTINUED OPERATIONS	Quarter Ended		Six Months Ended
(in millions)	June 30,		June 30,
	2008	2007	2008	2007

Revenues

Oil sales	$122	$205	$318	$375
Gas sales	5	4	9	8
Marketing and midstream revenues	—	6	5	7

Total revenues	127	215	332	390

Expenses and other income, net

Lease operating expenses	10	19	24	39
Marketing and midstream operating costs and expenses	2	2	3	3
Depreciation, depletion and amortization of oil and gas properties	—	2	—	18
Accretion of asset retirement obligation	—	1	1	2
Gain on sale of oil and gas properties	(736)	—	(736)	—
Reduction of carrying value of oil and gas properties	—	63	—	63

Total expenses and other income, net	(724)	87	(708)	125

Earnings before income tax expense	851	128	1,040	265

Income tax expense (benefit)

Current	574	71	641	115
Deferred	(430)	(23)	(406)	(7)

Total income tax expense	144	48	235	108

Earnings from discontinued operations	$707	$80	$805	$157

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
NON-GAAP FINANCIAL MEASURES
The United States Securities and Exchange Commission has adopted disclosure requirements for public companies such as Devon concerning Non-GAAP financial measures. (GAAP refers to generally accepted accounting principles.) The company must reconcile the Non-GAAP financial measure to related GAAP information.
Cash flow before balance sheet changes and free cash flow are Non-GAAP financial measures. Devon believes cash flow before balance sheet changes is relevant because it is a measure of cash available to fund the company’s capital expenditures, dividends and to service its debt. Devon believes free cash flow is relevant because it is a measure of cash available to service debt. Cash flow before balance sheet changes and free cash flow are used by certain securities analysts as a measure of Devon’s financial results.

RECONCILIATION TO GAAP INFORMATION	Quarter Ended		Six Months Ended
(in millions)	June 30,		June 30,
	2008	2007	2008	2007

Net Cash Provided By Operating Activities (GAAP)	$2,931	$1,832	$5,186	$3,349

Changes in assets and liabilities — continuing operations	(365)	(59)	2	(102)
Changes in assets and liabilities — discontinued operations	124	43	61	37

Cash flow before balance sheet changes (Non-GAAP)	$2,690	$1,816	$5,249	$3,284

Less:
Capital expenditures	1,995	1,428	3,987	3,005

Free cash flow (Non-GAAP)	$695	$388	$1,262	$279

Devon believes that using net debt for the calculation of “net debt to adjusted capitalization” provides a better measure than using debt. Devon defines net debt as debt less cash and short-term investments and debentures exchangeable into shares of Chevron Corporation common stock. Devon believes that because cash and short-term investments can be used to repay indebtedness, netting cash and short-term investments against debt provides a clearer picture of the future demands on cash to repay debt. Devon also believes that excluding debentures exchangeable into shares of Chevron Corporation common stock provides a clearer view of net debt. Devon owns 14.2 million shares of Chevron Corporation common stock. The majority of these shares are on deposit with an exchange agent for the possible exchange on the $621 million principal amount of exchangeable debentures.

RECONCILIATION TO GAAP INFORMATION
(in millions)
	June 30,
	2008	2007

Total debt (GAAP)	$5,450	$7,596
Adjustments:
Cash and short-term investments	(1,838)	(1,357)
Debentures exchangeable into Chevron stock	(621)	(737)

Net Debt (Non-GAAP)	$2,991	$5,502

Total debt	$5,450	$7,596
Stockholders’ equity	23,433	19,686

Total Capitalization (GAAP)	$28,883	$27,282

Net debt	$2,991	$5,502
Stockholders’ equity	23,433	19,686

Adjusted Capitalization (Non-GAAP)	$26,424	$25,188